Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT	TSC

Timothy Rogers	55 East Monroe Street
Chief Financial Officer	Suite 2600
Technology Solutions Company	Chicago, Illinois 60603
(O) 312-228-4500	(O) 312-228-4500
Tim_rogers@techsol.com

Technology Solutions Company Announces Filing of
Certificate of Dissolution and Delisting of its Common Stock

Chicago — May 4, 2009 — Technology Solutions Company (NASDAQ: TSCC), a software and services company focused on the healthcare provider market, today announced that on May 1, 2009 the Company filed a Certificate of Dissolution with the Secretary of State of the State of Delaware and closed its stock transfer books, effective as of the close of business on May 1, 2009, each in accordance with the previously announced Plan of Complete Liquidation and Dissolution of the Company (the “Plan”) that was approved at a special meeting of the Company’s stockholders on April 27, 2009.

The Company further announced today that it filed with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting of its Common Stock from The NASDAQ Global Market (“NASDAQ”). As previously announced, the Company submitted notice to NASDAQ on April 24, 2009 requesting that trading in the Company’s Common Stock be suspended by NASDAQ effective as of the open of business on May 4, 2009, with the official delisting of the Company’s Common Stock to be effective ten days thereafter on May 14, 2009. Trading in the Company’s Common Stock was suspended by NASDAQ today effective at the open of business.

’“”’ABOUT Technology Solutions Company

Technology Solutions Company (TSC) is a software and services firm providing business solutions that partner with clients to expose and leverage opportunities that create, deliver, visualize and sustain customer value. Our outside-in, fact-based approach quantifies value through the eyes of our client’s customers, unleashing the potential for profit and growth. TSC serves the healthcare industry through tailored business solutions. For more information, please visit www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning TSC’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although TSC believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. TSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release are described in TSC’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, TSC does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If TSC does update or correct one or more forward-looking statements, investors and others should not conclude that TSC will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.